Exhibit 23.4

CONSENT OF WESTERN WATER CONSULTANTS, INC.

We consent to the use of our name, or any quotation from, or summarization of:

(i)

the technical report summary entitled “S-K 1300 Mineral Resource Report Wyoming Assets ISR Hub and Spoke Project, WY USA”, dated March 31, 2022 that we prepared, which was filed as an Exhibit to Uranium Energy Corp.’s (the “Company”) Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on April 5, 2022, and incorporated by reference into the Company’s Annual Report on Form 10-K for the period ended July 31, 2022, filed with the SEC on September 29, 2022, as amended on April 3, 2023;

(ii)

the technical report summary entitled “Amended S-K 1300 Mineral Resource Report Texas Hub and Spoke ISR Project, TX USA”, dated March 9, 2023 that we prepared, which was filed as an Exhibit to the Company’s amended Annual Report on Form 10-K/A for the period ended July 31, 2022, filed with the SEC on April 3, 2023; and

(iii)

the technical report summary entitled “Amended S-K 1300 Mineral Resource Report Wyoming ISR Hub and Spoke Project, WY USA”, dated March 9, 2023, that we prepared, which was filed as an Exhibit to the Company’s amended Annual Report on Form 10-K/A for the period ended July 31, 2022, filed with the SEC on April 3, 2023.

We consent to the incorporation by reference of the foregoing in the Company’s Registration Statement on Form S-8 dated July 19, 2023, and any amendments or supplements thereto.

Western Water Consultants, Inc.,
d.b.a. WWC Engineering

s/s Jack W. Fritz
Jack W. Fritz, Secretary and Director of Operations
Western Water Consultants, Inc.
d.b.a. WWC Engineering

Date: July 19, 2023